As Filed With the Securities and Exchange Commission on May 19, 2015

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1117144
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)
Healthways, Inc. Amended and Restated 2014 Stock Incentive Plan
(Full title of the plan)

Mary Flipse Senior Vice President, General Counsel Healthways, Inc. 701 Cool Springs Boulevard Franklin, Tennessee 37067
(Name and address for agent for service)

(615) 614-4929
(Telephone number, including area code, of agent for service)

Copy to:
J. Page Davidson, Esq. Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, Tennessee 37201 (615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-accelerated Filer ☐ (do not check if you are a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	1,300,000	$17.35	$22,555,000	$2,620.89

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Pursuant to Rule 457(c) and (h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant's common stock on the NASDAQ Global Select Market on May 15, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this "Registration Statement") is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 1,300,000 additional shares of Common Stock, $0.001 par value, of Healthways, Inc. (the "Registrant") issuable pursuant to the Healthways, Inc. Amended and Restated 2014 Stock Incentive Plan (the "Plan"). The Registrant's previously filed Registration Statement on Form S-8 (File No. 333-197025), as filed with the Securities and Exchange Commission (the "Commission") on June 25, 2014, is hereby incorporated herein by reference.

Item 8.                          Exhibits.

5.1	Opinion of Bass, Berry & Sims PLC

23.1            Consent of PricewaterhouseCoopers LLP

23.2            Consent of Ernst & Young LLP

23.3            Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

24.1            Power of Attorney (contained on signature page to this Registration Statement)

99.1            Healthways, Inc. Amended and Restated 2014 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on this 19th day of May, 2015.

HEALTHWAYS, INC.

By: /s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer and Interim President and Chief Executive Officer
KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Mary Flipse and Alfred Lumsdaine and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alfred Lumsdaine Alfred Lumsdaine	Chief Financial Officer and Interim President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)	May 19, 2015
/s/ Glenn Hargreaves Glenn Hargreaves	Controller and Chief Accounting Officer (Principal Accounting Officer)	May 19, 2015
/s/ Donato J. Tramuto Donato J. Tramuto	Chairman of the Board and Director	May 19, 2015
/s/ Mary Jane England, M.D. Mary Jane England, M.D.	Director	May 19, 2015
/s/ Bradley S. Karro Bradley S. Karro	Director	May 19, 2015
/s/ Paul H. Keckley Paul H. Keckley	Director	May 19, 2015
/s/ Conan J. Laughlin Conan J. Laughlin	Director	May 19, 2015
/s/ William D. Novelli William D. Novelli	Director	May 19, 2015
/s/ Alison Taunton-Rigby Alison Taunton-Rigby	Director	May 19, 2015
/s/ Kevin G. Wills Kevin G. Wills	Director	May 19, 2015

EXHIBIT INDEX

5.1	Opinion of Bass, Berry & Sims PLC

23.1            Consent of PricewaterhouseCoopers LLP

23.2            Consent of Ernst & Young LLP

23.3            Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

24.1            Power of Attorney (contained on signature page to this Registration Statement)

99.1	Healthways, Inc. Amended and Restated 2014 Stock Incentive Plan